SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008 (December 2, 2008)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Revised Indemnification Agreements

On December 2, 2008, the Board of Directors (the “Board”) of Great Plains Energy Incorporated (“Great Plains Energy” or the “Company”) authorized a revised form of indemnification agreement to be entered into with the directors and officers of the Company and its public utility subsidiaries.  The new form of indemnification agreement modifies certain terms of the indemnification agreements previously entered into between the Company and the directors and officers of the Company and its public utility subsidiaries. The form of the revised indemnification agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

The Company expects to enter into substantially similar indemnification agreements with future directors and officers of the Company and its public utility subsidiaries.  The revisions include, in Section 7 of the form, an explicit presumption that a director or officer who makes a demand for indemnification under the agreement is entitled to such indemnification, and requires the Company to establish by clear and convincing evidence that the director or officer is not entitled to such indemnification. The revisions also clarify and expand, in Section 1(b) of the form, the types of corporate transactions that would be deemed to result in a change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director

On December 2, 2008, the Board of Great Plains Energy, adopted a resolution increasing the number of directors from ten to eleven, and elected Gary D. Forsee to fill the position.  Mr. Forsee was also appointed to the Audit Committee and the Compensation and Development Committee of the Board.  There is no arrangement or understanding between Mr. Forsee and any other persons pursuant to which Mr. Forsee was selected as a director.

As a Great Plains Energy director, Mr. Forsee will receive an annual retainer and attendance fees for each Board, Board Committee and other meeting attended.  The annual retainer is currently $85,000, of which $50,000 is paid in Great Plains Energy common stock through the Great Plains Energy Amended Long-Term Incentive Plan.  Part or all of the common stock payment may be converted, at the director’s election, into director deferred share units and paid on a deferred basis.  The attendance fee is currently $1,000 per meeting.  The receipt of part or all of the cash retainer and attendance fees may be deferred through the Great Plains Energy Nonqualified Deferred Compensation Plan.  Great Plains Energy pays or reimburses directors for travel, lodging and related expenses they incur in attending Board and Committee meetings, which has in the past and may in the future include the expenses incurred by directors’ spouses in accompanying directors to one Board meeting per year.  Great Plains Energy also matches on a two-for-one basis up to $5,000 per year (which would result in up to a $10,000 match) of charitable donations made by a director to 501(c)(3) organizations that meet its strategic giving priorities and are located in its generation and service communities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year

On December 2, 2008, the Board approved amendments to the Company’s By-laws, which changes were effective immediately upon approval.  The amendments revise the advance notice provisions in Article II Section 13 and Article III Section 20 of the By-laws, and revise various references in other sections of the By-laws.  Before the amendments, the advance notice provisions regarding shareholder proposals for business to be conducted at shareholder meetings were contained in Article II Section 13, and the advance notice provisions regarding director nominations for directors were contained in Article III Section 20.  The amendments, among other things, modified the advance notice provisions for director nominations and other business and moved the provisions related to director nominations to Article II Section 13.  The following description of the principal features of the amendments do not cover all of the changes to the By-laws, and is qualified in its entirety by reference to the full text of the By-laws, as amended, (with the amendments marked) which is filed as Exhibit 3.2 to this Form 8-K and is incorporated by reference herein.

The amendments, among other matters:

▪
Separate the advance notice requirements for director nominations by shareholders at an annual or special meeting of shareholders from the advance notice requirements for other business proposed by shareholders to be brought before an annual shareholders meeting.  No change was made to the advance notice time periods, except regarding director nominations by shareholders at a special meeting, which is discussed below.

▪	Require the proposing shareholder to be (1) a shareholder of record as of the record date for the meeting and at the time of giving advance notice, and (2) entitled to vote at the meeting.
▪
Distinguish the process shareholders must follow to request inclusion of proposals in the Company’s proxy statement under federal proxy rules from the advance notice requirements set forth in the By-laws.

▪
Provide that no business may be conducted at special meetings of shareholders except as brought before the meetings pursuant to the Company’s notice of such meetings, and that shareholder nominations of persons for election to the Board at special meetings may be made only if the Company’s notice of meeting specifies election of directors.  Shareholder notice of director nomination for election at a special meeting must be delivered no earlier than 120 days, and not later than 90 days, prior to the date of the special meeting or not later than 10 days following the date on which public notice is given of the date of the special meeting and the director nominees proposed by the Board.

▪
Expand the disclosures a Proposing Person must provide when submitting a director nomination and/or “other business” proposed for consideration at a meeting.  The term “Proposing Person” is defined to mean (i) the shareholder providing the notice of the director nomination and/or “other business” proposal, (ii) the beneficial owner of the shares, if different, on whose behalf the director nomination and/or “other business” proposal is made, (iii) any affiliate or associate of the shareholder or beneficial owner, and (iv) any other person with whom the shareholder, beneficial owner and any of their respective affiliates or associates is “Acting in Concert” (as that term is defined in Article II Section 13(d)(1) of the By-laws).  The required disclosures include, among other things, (i) certain details about all ownership interests in the Company by the Proposing Person, including any hedging, derivative, short or other economic interests and any rights to vote the Company’s shares, (ii) all material relationships between and among the Proposing Person and each proposed director nominee, and (iii) all arrangements or agreements between the Proposing Person in connection with the nomination and/or proposal.

▪
Require the shareholder’s proposed nominee for director to include with the advance notice a questionnaire providing information about the proposed nominee’s background and qualifications and the background of any other person or entity on whose behalf the nomination is being made, as well as a written representation and agreement regarding voting commitments, compensation, reimbursement or indemnification arrangements, and compliance with corporate governance and other policies and guidelines of the Company.

▪	Require the Proposing Person submitting a director nomination to also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended.
▪
Require the shareholder providing advance notice to update and supplement the notice, as necessary, so that the information is true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof.

▪	Correct various references to the Articles of Incorporation of the Company.
▪
Provide that the location of the Company’s registered office and name of its registered agent in the State of Missouri shall be as stated in the Articles of Incorporation or as determined from time to time by the Board and on file in appropriate public offices in the State of Missouri.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	By-laws of Great Plains Energy Incorporated, as amended December 2, 2008.

3.2	By-laws of Great Plains Energy Incorporated, as amended December 2, 2008 (marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K).

10.1	Form of Indemnification Agreement with officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

Date: December 8, 2008

Exhibit Index

Exhibit No.	Title

3.1	By-laws of Great Plains Energy Incorporated, as amended December 2, 2008.

3.2	By-laws of Great Plains Energy Incorporated, as amended December 2, 2008 (marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K).

10.1	Form of Indemnification Agreement with officers and directors.